Exhibit 10.4

IAA, INC.

2019 OMNIBUS STOCK AND INCENTIVE PLAN

Section 1.            Purpose of Plan.

The name of the Plan is the IAA, Inc. 2019 Omnibus Stock and Incentive Plan (the “Plan”). The purpose of the Plan is to provide an additional incentive to selected management employees, directors, independent contractors, and consultants of the Company or its Affiliates (as hereinafter defined) whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Shares, Other Share-Based Awards, Other Cash-Based Awards or any combination of the foregoing.

Section 2.            Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)          “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

(b)          “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

(c)          “Award” means any Option, Share Appreciation Right, Restricted Share, Other Share-Based Award or Other Cash-Based Award granted under the Plan.

(d)          “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

(e)          “Bylaws” mean the amended and restated bylaws of the Company, as may be amended and/or restated from time to time.

(f)          “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(g)          “Board” means the Board of Directors of the Company.

(h)          “Cause” shall have the meaning assigned to such term in any individual employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Cause,” then “Cause” shall mean (i) the refusal or neglect of the Participant to perform substantially his or her employment-related duties, (ii) the Participant’s personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) the Participant’s indictment for, conviction of or entering a plea of guilty or nolo contendere to a crime constituting a felony or his or her willful violation of any applicable law (other than a traffic violation or other offense or violation outside of the course of employment which in no way adversely affects the Company and its Subsidiaries or their reputation or the ability of the Participant to perform his or her employment-related duties or to represent the Company or any Subsidiary of the Company that employs such Participant), (iv) the Participant’s failure to reasonably cooperate, following a request to do so by the Company, in any internal or governmental investigation of the Company or any of its Subsidiaries, (v) any other act or conduct that would constitute cause for the termination of the Participant’s employment under applicable law as interpreted by the courts of the jurisdiction in which the Participant is employed from time to time, or (vi) the Participant’s material breach of any written covenant or agreement with the Company or any of its Subsidiaries not to disclose any information pertaining to the Company or such Subsidiary or not to compete or interfere with the Company or such Subsidiary.

(i)          “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) dividend (whether in the form of cash, Common Stock or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure or (v) declaration of a special dividend (including a cash dividend) or other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

(j)          “Change in Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs occurs following the Effective Date:

(1)         any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any Affiliate thereof) representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(2)         the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(3)         there is consummated a merger or consolidation of the Company or any Subsidiary thereof with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

(4)         the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

For each Award that constitutes deferred compensation under Code Section 409A, to the extent required to avoid accelerated taxation and/or tax penalties under Code Section 409A, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Code Section 409A.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(k)          “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(l)          “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Articles of Incorporation or Bylaws, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

(m)          “Common Stock” means the common stock of the Company, having a par value $.01 per share.

(n)          “Company” means IAA, Inc. (f/k/a IAA Spinco Inc.), a Delaware corporation (or any successor corporation, except as the term “Company” is used in the definition of “Change in Control” above).

(o)          “Disability” shall have the meaning assigned to such term in any individual employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Disability,” Disability means, with respect to any Participant, that such Participant (i) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.

(p)          “Effective Date” shall have the meaning set forth in Article 17 of the Plan.

(q)          “Eligible Recipient” means an employee, director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid the imposition of additional taxes under Code Section 409A, an Eligible Recipient means an employee, director, independent contractor or consultant of the Company or any Subsidiary of the Company who has been selected as an eligible participant by the Administrator.

(r)          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(s)          “Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the price per share at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award.

(t)          “Fair Market Value” as of a particular date shall mean the fair market value of a share of Common Stock as determined by the Administrator in its sole discretion; provided, however, that (i) if the Common Stock is admitted to trading on a national securities exchange, the fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last day preceding such date on which a sale was reported, or (ii) if the shares of Common Stock are not then listed on the New York Stock Exchange, the average of the highest reported bid and lowest reported asked prices for the shares of Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of such stock in such market, or (3) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith and in accordance with Code Section 409A.

(u)          “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof.

(v)          “Other Cash-Based Award” means a cash Award granted to a Participant under Section 10 hereof, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(w)          “Other Share-Based Award” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including, but not limited to, unrestricted Shares, restricted stock units, dividend equivalents or performance units, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.

(x)          “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive grants of Options, Share Appreciation Rights, Restricted Shares, Other Share-Based Awards, Other Cash-Based Awards or any combination of the foregoing, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(y)          “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings, including one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per Share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation (including total stockholder return, on an absolute basis or relative to a peer group or other index selected by the Committee); (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) cumulative earnings per share growth; (xiii) operating margin or profit margin; (xiv) cost targets, reductions and savings, productivity and efficiencies; (xv) strategic business criteria, consisting of one or more objectively determinable objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xvi) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xvii) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Performance Goals may be equitably adjusted in recognition of unusual or non-recurring events affecting the Company or any Affiliate thereof or the financial statements of the Company or any Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles or any other reason.

(z)          “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(aa)          “Restricted Shares” means Shares granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period or periods.

(bb)          “Retirement” means a termination of a Participant’s employment, other than for Cause, on or after the attainment of age 65.

(cc)          “Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(dd)          “Share Appreciation Right” means the right pursuant to an Award granted under Section 8 below to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(ee)          “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

Section 3.            Administration.

(a)          The Plan shall be administered by the Administrator and shall be administered, to the extent applicable, in accordance with Rule 16b-3 under the Exchange Act. The Plan is intended to comply, and shall be administered in a manner that is intended to comply, with Code Section 409A and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to Code Section 409A, it shall be awarded and/or issued or paid in a manner that will comply with Code Section 409A, including any applicable regulations or guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.

(b)          Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1)         to select those Eligible Recipients who shall be Participants;

(2)         to determine whether and to what extent Options, Share Appreciation Rights, Restricted Shares, Other Share-Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(3)         to determine the number of Shares to be covered by each Award granted hereunder;

(4)         to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Shares and the conditions under which restrictions applicable to such Restricted Shares shall lapse, (ii) the Performance Goals and periods applicable to Awards (if any), (iii) the Exercise Price of each Award, (iv) the vesting schedule and terms applicable to each Award, (v) the number of Shares subject to each Award and (vi) subject to the requirements of Code Section 409A (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards;

(5)         to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options, Share Appreciation Rights, Restricted Shares or Other Share-Based Awards, Other Cash-Based Awards or any combination of the foregoing granted hereunder;

(6)         to determine the Fair Market Value;

(7)         to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;

(8)         to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

(9)         to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

(c)          All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4.            Shares Reserved for Issuance Under the Plan.

(a)          Subject to Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan is 7,551,042 shares. The aggregate Awards granted during any calendar year to any single individual shall not exceed, subject to adjustment as provided in Section 5 herein: (i) 1,000,000 shares subject to Options or Share Appreciation Rights, (ii) 500,000 shares subject to Restricted Shares or Other Share-Based Awards (other than Stock Appreciation Rights) and (iii) $5,000,000 with respect to Other Cash-Based Awards. Notwithstanding the foregoing, no Participant who is a non-employee director of the Company shall be granted Awards during any calendar year that, when aggregated with such non-employee director’s cash fees with respect to such calendar year, exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for the Company’s financial reporting purposes).

(b)          Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any Shares subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards. In applying the immediately preceding sentence, if (i) Shares otherwise issuable or issued in respect of, or as part of, any Award other than Options and Share Appreciation Rights are withheld to cover taxes, such Shares shall not be treated as having been issued under the Plan and shall again be available for issuance under the Plan, (ii) Shares otherwise issuable or issued in respect of, or as part of, any Award of Options or Share Appreciation Rights are withheld to cover taxes or the Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (iii) any Share-settled Share Appreciation Rights are exercised, the aggregate number of Shares subject to such Share Appreciation Rights shall be deemed issued under the Plan and shall not be available for issuance under the Plan. In addition, Shares tendered to exercise outstanding Options or other Awards or to cover applicable taxes on Awards of Options and Share Appreciation Rights shall not be available for issuance under the Plan, but Shares tendered to cover applicable taxes on Awards other than Options and Share Appreciation Rights shall be available for issuance under the Plan.

Section 5.            Equitable Adjustments.

(a)          In the event of any Change in Capitalization (including a Change of Control), an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of shares of Common Stock reserved for issuance under the Plan, (ii) the kind and number of securities subject to, and the Exercise Price of any outstanding Options and Stock Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of shares of Common Stock, or the amount of cash or amount or type of other property, subject to outstanding Restricted Stock, Restricted Stock Units, Stock Bonuses and Other Stock-Based Awards granted under the Plan or (iv) the Performance Goals and performance periods applicable to any Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated.  Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.

(b)          Without limiting the generality of the foregoing, in connection with a Change in Capitalization (including a Change of Control), the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, reduced by the aggregate Exercise Price thereof, if any; provided, however, that if the Exercise Price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Board may cancel such Award without the payment of any consideration to the Participant.

The determinations made by the Administrator or the Board, as applicable, pursuant to this Section 5 shall be final, binding and conclusive.

Section 6.            Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.

Section 7.            Options.

(a)          General.  Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. Each Option granted hereunder is intended to be a non-qualified Option and is not intended to qualify as an “incentive stock option” within the meaning of Code Section 422.

(b)          Exercise Price.  The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant.

(c)          Option Term.  The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

(d)          Exercisability.  Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of preestablished Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(e)          Method of Exercise.  Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

(f)          Rights as Shareholder.  A Participant shall have no rights to dividends or any other rights of a shareholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 14 hereof.

(g)          Termination of Employment or Service. In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Options, such Options shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.

(h)          Other Change in Employment Status.  An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of an Participant, in the discretion of the Administrator.

Section 8.            Share Appreciation Rights.

(a)          General.  Share Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Share Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of Common Stock on the date of grant. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b)          Exercise Price. The Exercise Price of Shares purchasable under a Share Appreciation Right shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of a Share Appreciation Rights be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

(c)          Awards; Rights as Shareholder.  The prospective recipient of a Share Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Share Appreciation Rights shall have no rights as shareholders of the Company with respect to the grant or exercise of such rights.

(d)          Exercisability.

(1)         Share Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(2)         Share Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.

(e)          Payment Upon Exercise.

(1)         Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised, with the Administrator having the right to determine the form of payment.

(2)         A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised, with the Administrator having the right to determine the form of payment. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3)         Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).

(f)          Termination of Employment or Service.

(1)         In the event of the  termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(2)         In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(g)          Term.

(1)         The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(2)         The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

Section 9.            Restricted Shares.

(a)          General.  Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares; the Restricted Period (as defined in paragraph (c) of this Section 9), if any, applicable to Restricted Shares; the Performance Goals (if any) applicable to Restricted Shares; and all other conditions of the Restricted Shares. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the grant. The provisions of the Restricted Shares need not be the same with respect to each Participant.

(b)          Awards and Certificates.  The prospective recipient of Restricted Shares shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in Section 9(c), (i) each Participant who is granted an award of Restricted Shares may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the stock certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award. Notwithstanding anything in the Plan to the contrary, any Restricted Shares (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.

(c)          Restrictions and Conditions. The Restricted Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter:

(1)         The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a director, independent contractor or consultant to the Company or any Affiliate thereof, or the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 11 hereof.

(2)         Except as provided in Section 15 or in the Award Agreement, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Shares during the Restricted Period, including the right to vote such shares and to receive any dividends declared with respect to such shares; provided, however, that except as provided in the applicable Award Agreement, any dividends declared during the Restricted Period with respect to such Restricted Shares shall only become payable if (and to the extent) the underlying Restricted Shares vest. Certificates for Shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, except as the Administrator, in its sole discretion, shall otherwise determine.

(3)         The rights of Participants granted Restricted Shares upon termination of employment or service as a director, independent contractor, or consultant to the Company or to any Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

Section 10.          Other Share-Based or Cash-Based Awards.

The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Except as provided in the applicable Award Agreement, any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Awards and shall only become payable if (and to the extent) the underlying Awards vest. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.

Section 11.          Vesting In Connection With a Change in Control.

(a)          Unless otherwise determined by the Administrator or as evidenced in an Award Agreement and except as provided in Section 11(b) below, in the event of the occurrence of a Change in Control, any unvested and outstanding Awards may be assumed or replaced by the Company or its successor with a substantially similar equity or cash incentive award and the same vesting terms as such unvested Award. Except as would otherwise result in adverse tax consequences under Section 409A of the Code, if (i) any unvested and outstanding Awards held by a Participant are assumed or replaced in such a Change in Control and such Participant’s employment with the Company or its successor is terminated without Cause or by the Participant for Good Reason (as defined in the Participant’s employment agreement with the Company, to the extent applicable) prior to the second anniversary of the Change in Control or (ii) any unvested and outstanding Awards are not assumed or replaced by the Company or its successor upon such Change in Control, then (1) any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable and (2) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved at the target level of performance.

(b)          Notwithstanding anything to the contrary contained herein, unless otherwise determined by the Administrator or as evidenced in an Award Agreement or other agreement between the Company and a Participant, with respect to each Other Cash-Based Award granted to a Participant pursuant to the Company’s annual incentive plan or program, in the event that a Change in Control occurs during an annual performance period, each Participant shall be entitled to receive on the date of the Change in Control a payment with respect to such annual incentive award calculated based on the actual performance of the applicable Performance Goals through the date of the Change in Control, as determined by the Administrator in its discretion, pro-rated based on the number of days of the annual performance period that have elapsed prior to and including the date of the Change in Control.

Section 12.          Amendment and Termination.

The Board or the Committee may amend, alter or terminate the Plan at any time, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Approval of the Company’s shareholders shall be obtained for any amendment that would require such approval in order to satisfy the requirements of any rules of the stock exchange on which the Common Stock is traded or other applicable law.

Subject to the terms and conditions of the Plan, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). Except as provided in Section 5, the Administrator will not, however, modify any outstanding Option or Share Appreciation Right so as to specify a lower Exercise Price or grant price (and will not cancel an Option or Share Appreciation Right and substitute for it an Option or Share Appreciation Right with a lower Exercise Price or grant price), without the approval of the Company’s shareholders. In addition, except as provided in Section 5, the Administrator may not cancel an outstanding Option or Share Appreciation Right whose Exercise Price or grant price is equal to or greater than the current Fair Market Value of a Share and substitute for it another Award or cash payment without the prior approval of the Company’s shareholders. Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.

Section 13.          Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 14.          Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal and/or state income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the federal, state and local taxes to be withheld and applied to the tax obligations. Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.

Section 15.          Transfer of Awards.

Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.

Section 16.          Continued Employment.

The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 17.          Effective Date.

The Effective Date of the Plan is June 28, 2019.

Section 18.          Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may remain outstanding beyond that date.

Section 19.          Code Section 409A.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Code Section 409A, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Code Section 409A. Any payments described in the Plan that are due within the “short term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Code Section 409A, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or upon the Participant’s death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Code Section 409A.  The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Code Section 409A.

Section 20.          Erroneously Awarded Compensation.

The Plan and all Awards issued hereunder shall be subject to any compensation recovery policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governances practices, as such policy may be amended from time to time.

Section 21.          Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.